UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	December 22, 2011

Commission File Number	000-31380

APPLIED MINERALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	82-0096527
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

110 Greene Street – Suite 1101, New York, NY	10012
(Address of principal executive offices)	(Zip Code)

(800) 356-6463
(Issuer’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

On December 22, 2011 (“Issue Date”), Applied Minerals, Inc. (the “Company”) sold to two funds managed by Samlyn Capital, LLC (the “Investor”), pursuant to an investment agreement (the “Investment Agreement”), 10 million units for total gross proceeds of $10 million in cash.  Each unit consists of one share of common stock of the Company and one 5-year warrant (a “Warrant”) to purchase 0.5 shares of common stock of the Company at an equivalent price of $2.00 per share.

Under certain conditions, the Company has the right to call or redeem all or some of the warrants if not exercised by the Investor.  On and from the Issue Date through the fifth anniversary of the Investment Agreement, the Investor has the right to designate one person to be nominated for election to the Company’s Board of Directors (an “Initial Nominee”) so long as the Investor owns at least 9.7 million shares of common stock of the Company (including those shares issuable to the Investor upon the exercise of the Warrant).  Currently, the Investor is not exercising this right.  If, during the above referenced period, the Investor owns 9.7 million shares of common stock of the Company and Andre Zeitoun, CEO of the Company, does not serve as a named executive officer of the Company or as Chairman of the Company’s Board of Directors, the Investor shall be entitled to designate a number of additional nominees who, together with the Initial Nominee, if any, shall comprise at least 20% of the total number of directors.

Issuance of the shares of common stock of the Company, warrants to purchase shares of common stock of the Company, and shares of common stock of the Company issuable upon the conversion of the warrants was made in reliance upon the exemption found in Section 4(2) of the Securities Act of 1933.

Under the terms of the Registration Rights Agreement (“RRA”), within thirty days after the date of the RRA, the Company must file a resale registration statement under the Securities Act for the shares of common stock of the Company, Warrants to purchase shares of common stock of the Company, and shares of common stock of the Company issuable upon conversion of the Warrants.

The descriptions of the Investment Agreement, Samlyn Onshore Fund, L.P. Warrant Agreement, Samlyn Offshore Master Fund, Ltd. Warrant Agreement, Registration Rights Agreement, and Director Nomination Agreement are qualified in their entirety by reference to the forms of such agreements, which are filed as Exhibits 99.1 through 99.5 to this Form 8-K and are incorporated herein by reference.

The reported closing price of the Company’s common stock on December 22, 2011 was $1.33.

ITEM 3.02	Unregistered Sales of Equity Securities

The information under Item 1.01 is incorporated herein by reference.  The issuance of the 10 million shares, 5 million warrants, and the common stock issuable upon exercise of the warrants is made in reliance upon the exemption found in Section 4(2) of the Securities Act of 1933.

ITEM 9.01	Financial Statements and Exhibits

Exhibit 99.1           Investment Agreement

Exhibit 99.2           Samlyn Onshore Fund, L.P. Warrant Agreement

Exhibit 99.3           Samlyn Offshore Master Fund, Ltd. Warrant Agreement

Exhibit 99.4           Registration Rights Agreement

Exhibit 99.5           Director Nomination Agreement

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED MINERALS, INC.

Dated:	December 27, 2011	/s/ ANDRE ZEITOUN
By: Andre Zeitoun
President and Chief Executive Officer